EXHIBIT 99.1

Company Contact:
RELM Wireless Corporation
William Kelly, EVP & CFO
(321) 984-1414

RELM Wireless Reports Third Quarter and Year-To-Date 2010 Results

WEST MELBOURNE, Florida -- November 10, 2010 -- RELM Wireless Corporation (NYSE: Amex - RWC) today announced its financial and operating results for the quarter and nine months ended September 30, 2010.

For the quarter ended September 30, 2010, sales totaled approximately $7.1 million compared with approximately $8.3 million for the same quarter last year.  Pretax income for the third quarter was approximately $261,000 compared with approximately $1.5 million for the same quarter last year.  Net income for the third quarter 2010 approximated $127,000, or $0.01 per diluted share, compared with approximately $927,000, or $0.07 per diluted share, for the prior year’s third quarter.

Gross profit margins for the third quarter 2010 were 46.4% of sales, versus 51.1% of sales for the same quarter last year.  Selling, general and administrative expenses were approximately $3.0 million (42.6% of sales) in the third quarter 2010, compared with approximately $2.7 million (32.8% of sales) in the third quarter last year.

The Company had approximately $19.6 million in working capital as of September 30, 2010 of which $10.8 million was comprised of cash and trade receivables. Working capital as of December 31, 2009 totaled approximately $17.7 million of which approximately $11.4 million was comprised of cash and trade receivables.  Also, the Company currently has $2.0 million of borrowings outstanding and an additional $0.6 million available under its revolving credit facility.

RELM President and Chief Executive Officer David Storey commented, “Achieving quarterly profitability and maintaining a strong financial position are important goals for us, which were met in the third quarter; our sixth consecutive profitable quarter.  The most exciting news for the quarter, however, pertained to new products and related orders.  In September we completed our first-ever release of P25 trunking and introduced new trunked portable and mobile radios.  Shortly thereafter, we received orders of approximately $2.7 million for these products from new military customers.  We have long believed that P25 trunking was a critical addition in order to expand our addressable market.  These orders are an early positive affirmation of that belief.  We will continue adding more features and capabilities in coming quarters, and look forward to capitalizing on new sales growth opportunities.”

For the nine months ended September 30, 2010, sales totaled approximately $20.6 million compared with approximately $22.1 million for the same period last year.  Pretax income for the nine months ended September 30, 2010 was approximately $812,000 compared with approximately $2.9 million for the same period last year.  Net income for the nine months ended September 30, 2010 totaled approximately $468,000, or $0.03 per diluted share, compared with $2.0 million, or $0.15 per diluted share, for the same period last year.

Gross profit margins for the nine months ended September 30, 2010 were 46.8% of sales, versus 48.5% of sales for the same period last year.  Selling, general and administrative expenses for the nine months ended September 30, 2010 totaled approximately $8.8 million compared with approximately $7.8 million for the same period last year.

Conference Call and Webcast

The Company will host a conference call and webcast for investors at 9:00 a.m. Eastern Time, Thursday, November 11, 2010.  Shareholders and other interested parties may participate in the conference call by dialing 877-317-6789 (international/local participants dial 412-317-6789) and asking to be connected to the “RELM Wireless Corporation Conference Call” a few minutes before 9:00 a.m. Eastern Time on November 11, 2010.  The call will also be webcast at http://www.relm.com.  Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet webcast.  An online archive of the webcast will be available on the Company’s website for 30 days following the call at http://www.relm.com.

A replay of the conference call will be available one hour after the completion of the call until November 19, 2010, by dialing 877-344-7529 (international/local participants dial 412-317-0088) and entering the conference ID# 445552.

About APCO Project 25 (P25)

APCO Project 25 (P25), which requires interoperability among compliant equipment regardless of the manufacturer, was established by the Association of Public-Safety Communications Officials and is approved by the U.S. Department of Homeland Security.  The shift toward interoperability gained momentum as a result of significant communications failures during events such as the Oklahoma City bombings, the 9/11 attacks and Hurricane Katrina.  RELM was one of the first manufacturers to develop P25-compliant technology.

About RELM Wireless Corporation

As an American Manufacturer for more than 60 years, RELM Wireless Corporation has produced high-specification two-way communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies, as well as radios for use in a wide range of commercial and industrial applications.  Advances include a broad new line of leading digital two-way radios compliant with APCO Project 25 specifications.  RELM’s products are manufactured and distributed worldwide under BK Radio and RELM brand names. The Company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.relm.com or directly at 1-800-821-2900.  The Company’s common stock trades on the NYSE Amex market under the symbol “RWC”.

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act Of 1995.  These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors and risks include, among others, the following: risks relating to the current financial crisis and adverse economic conditions; reliance on contract manufacturers; heavy reliance on sales to the U.S. Government; federal, state and local budget deficits and spending limitations; limitations in available radio spectrum for use by land mobile radios; general economic and business conditions amid the financial crisis; changes in customer preferences; competition; changes in technology; changes in business strategy; the debt and inventory levels of the Company; quality of management, business abilities and judgment of the Company’s personnel; and the availability, terms and deployment of capital.  Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in the Company’s subsequent filings with the SEC.  These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

RELM WIRELESS CORPORATION
Condensed Consolidated Statements of Income
(In Thousands, Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	(Unaudited)		(Unaudited)
	9/30/2010	9/30/2009	9/30/2010	9/30/2009

Sales, net	$7,052	$8,292	$20,579	$22,141

Expenses:
Cost of products	3,780	4,058	10,943	11,398
Selling, general and administrative expenses	3,003	2,718	8,810	7,802
Total expenses	6,783	6,776	19,753	19,200

Operating income	269	1,516	826	2,941

Other income (expense):
Interest expense	(6)	(5)	(6)	(41)
Other income (expense)	(2)	(7)	(8)	(4)

Pretax income	261	1,504	812	2,896

Income tax expense	(134)	(577)	(344)	(881)

Net income	$127	$927	$468	$2,015

Income per share - basic	$0.01	$0.07	$0.03	$0.15
Income per share - diluted	$0.01	$0.07	$0.03	$0.15

Weighted average common shares outstanding, basic	13,490	13,411	13,472	13,411
Weighted average common shares outstanding, diluted	13,736	13,726	13,827	13,520

RELM WIRELESS CORPORATION
Condensed Consolidated Balance Sheets
(In Thousands, Except Share Data) (Unaudited)

	September 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash & cash equivalents	$6,315	$7,660
Trade accounts receivable, net	4,500	3,767
Inventories, net	10,174	6,623
Deferred tax assets, net	1,269	1,611
Prepaid expenses & other current assets	1,090	896
Total current assets	23,348	20,557

Property, plant and equipment, net	1,435	1,306
Deferred tax assets, net	6,203	6,183
Capitalized software, net	3,997	3,024
Other assets	293	351

Total assets	$35,276	$31,421

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,360	$1,250
Accrued compensation and related taxes	829	1,086
Accrued warranty expense	243	228
Accrued other expenses and other current liabilities	306	195
Total current liabilities	3,738	2,759

Deferred revenue	78	-
Long-term debt	2,000	-

Commitments and contingencies

Stockholders' equity:
Preferred stock; $1.00 par value; 1,000,000 authorized
shares: none issued or outstanding.		-
Common stock; $0.60 par value; 20,000,000 authorized
shares: 13,489,815 and 13,416,127 issued and outstanding shares
at September 30, 2010 and December 31, 2009, respectively.	8,094	8,050
Additional paid-in capital	24,357	24,071
Accumulated deficit	(2,991)	(3,459)
Total stockholders' equity	29,460	28,662

Total liabilities and stockholders' equity	$35,276	$31,421